Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statement (Form S-3 Nos. 333-02517, 333-32115, 333-52963, 333-87197, 333-93759, 333-107977, 333-107978, and 333-214279) of Celgene Corporation,

(2)  Registration Statement (Form S-4 Nos. 333-101196, 333-42302, 333-148777, and 333-168369) of Celgene Corporation, and

(3)  Registration Statement (Form S-8 Nos. 333-70083, 333-91977, 333-39716, 333-65908, 333-107980, 333-126296, 333-138497, 333-152655, 333-160955, 333-177669, 333-184634, 333-191996, 333-199638, 333-207840, 333-212728, and 333-219505) of Celgene Corporation;

of our report dated March 1, 2017, with respect to the consolidated financial statements of Juno Therapeutics, Inc. and our report dated March 1, 2017, with respect to the effectiveness of internal control over financial reporting of Juno Therapeutics, Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Seattle, Washington

January 31, 2018